Exhibit  10.1


                                 FARMOUT  AGREEMENT
                                 ------------------

      This Farmout Agreement (the "Farmout Agreement) is made this 10th day of December, 2002, by and between USOil Corporation ("USO") and SCS Corporation ("SCS").

                                  R E C I T A L S:

      WHEREAS, USO has entered into that certain Accord de Portage de la Production et des Royalties Entre La Republique de Guinee Et USOil Corp. (the "Accord") executed by the parties on October 29, 2002 and made effective as of December 2, 2002 by and between USO and the Republic of Guinea ("Guinea") whereby USO has rights and obligations to explore and exploit oil and natural gas resources in offshore Guinea.

      WHEREAS, USO desires to farmout 100% of its rights and obligations in and under the Accord to SCS (the "Farmout").

      WHEREAS, SCS desires to obtain the Farmout of 100% of USO's rights and obligations in and under the Accord.

      WHEREAS, USO and SCS have previously entered into that certain letter agreement (the "Letter Agreement") dated November 8, 2002.


      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in the Letter Agreement and in reliance upon the representations and warranties contained herein and therein, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                  FARMOUT TERMS

1.1     Farmout.  USO  hereby  farmsout to SCS all of the rights and obligations
        -------
of USO in and under the Accord. The Accord is attached hereto as Exhibit 1.1 and incorporated by this reference herein for all purposes, the same as if the Accord were set forth herein verbatim. SCS hereby agrees (i) to each and all of the terms and conditions included in the Accord and (ii) to perform all obligations imposed upon the "Contractor" (as that term is defined in the Accord) in and under the Accord.

1.2     Reaffirmation of Letter Agreement and Consideration.  USO and SCS hereby
        ---------------------------------------------------
reaffirm the terms of the Letter Agreement. The Letter Agreement is attached hereto as Exhibit 1.2 and incorporated by this reference herein for all purposes, the same as if the Letter Agreement were set forth herein verbatim. The Letter Agreement sets forth, among other things, the consideration to be paid by SCS to USO for this Farmout Agreement.

1.3    Assignment  of Farmout.  SCS may assign or sub-farmout any of its rights
       ----------------------
       in the Farmout pursuant to the requirements of Article 23 of the Accord.

1.4   Permanent  Representative:
      --------------------------
      SCS agrees to have one person who shall be designated or nominated by USO as a permanent member of the Petroleum Operations Management Committee as described in Article 9 of the Accord.

1.5   Data and Petroleum Operations records:
      --------------------------------------
      SCS shall provide USO, at no cost and within thirty (30) days after SCS's generation or receipt of same, one complete set of all technical data and records generated during the operations conducted under the Accord. SCS shall within sixty (60) days after the date of execution hereof (hereinafter called the "Closing Date") return all technical, seismic, or other data/information heretofore furnished SCS by USO and SCS shall, if it chooses, be permitted to make a copy of all such data/information at SCS's sole cost and expense. SCS agrees that it shall catalog all the data/information SCS retrieves from the data vault maintained by Guinea and that it shall, at SCS's sole cost, place all such retrieved data/information on DVD ROM and supply one complete set of all such electronically-stored data/information to each of (i) the government of Guinea and (ii) USO.

1.6   Assignment of Overriding Royalty Interest:
      ------------------------------------------
      USO may at any time assign or convey all or a part of any Overriding Royalty Interest, or a right to the future receipt of such Overriding Royalty Interest, it may receive or become entitled to receive in and under the Letter Agreement and/or this Farmout Agreement.

1.7   Termination of the Farmout and this Farmout Agreement:
      ------------------------------------------------------
      The Farmout and this Farmout Agreement shall terminate automatically if SCS fails or refuses to comply with all of the terms and conditions included in this Farmout Agreement, the Accord (Exhibit 1.1) or the Letter Agreement (Exhibit 1.2) and such failure or refusal is not cured within ninety (90) days after SCS receives written notice from USO of a failure or refusal by SCS to comply; provided, however, that should the Accord prescribe a shorter period for cure, such shorter period shall in all events prevail. USO shall deliver to SCS any notices of non-compliance that USO receives from Guinea within five (5) business days next following the receipt by USO of any such notice(s) of non-compliance from Guinea.

                                    ARTICLE II
                      NO ASSUMPTION OF UNSPECIFIED LIABILITIES

      Except as may be set forth in this Farmout Agreement, the Letter Agreement or the Accord, SCS shall have no obligation for and shall not assume or agree to pay, perform or discharge, nor shall SCS be directly or indirectly responsible or obligated for, any debts, obligations, contracts or liabilities of USO, wherever or however incurred.


                                   ARTICLE III
                                  MISCELLANEOUS

     3.1     Notices.  All  notices and other communications provided for herein
             -------
shall be in writing and shall be duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

          (a)  If to USO, to:

                    Mr. Dinesh Shukla
                    US Oil Corporation
                    6775 Southwest Freeway, Suite 600
                    Houston, Texas 77074

          (b)  If to SCS, to:

                    Mr. Kent  Watts
                    SCS Corporation
                    c/o Hyperdynamics Corporation
                    9700 Bissonnet, Suite 1700
                    Houston, Texas 77036

      All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     3.2     Binding Agreement.  This Farmout Agreement and the Letter Agreement
             -----------------
will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns.

     3.3     Counterparts.  This Farmout Agreement may be executed in any number
             ------------
of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

     3.4     Section  Headings.  The  section headings contained in this Farmout
             -----------------
Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Farmout Agreement.

     3.5     Entire Agreement; Amendment.  This Farmout Agreement, the documents
             ---------------------------
to be executed hereunder and the exhibits attached hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein, or in exhibits hereto (i.e., the Accord and the Letter Agreement) or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Farmout Agreement shall be binding unless executed in writing by the parties hereto. All of the exhibits referred to in this Farmout Agreement are hereby incorporated into this Farmout Agreement by reference and constitute a part of this Farmout Agreement for all purposes, the same as if they had been set forth separately herein verbatim.

     3.6     Survival.  All  warranties and representations herein shall survive
             --------
the Closing and shall be true and correct as of the date hereof and as of the Closing Date. The respective representations, warranties, covenants and agreements set forth in this Farmout Agreement shall survive the Closing for the maximum period allowed by law.

     3.7     Public  Announcements.  The  parties  hereto  agree  that  prior to
             ---------------------
making any public announcement or statement with respect to the transactions contemplated by this Farmout Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

     3.8     Validity. The invalidity or unenforceability of any provision of
             --------
this Farmout Agreement shall not affect the validity or enforceability of any other provisions of this Farmout Agreement, which shall remain in full force and effect.

     3.9     Waiver.  No  waiver  by any party of any default or non-performance
             ------
shall be deemed a waiver of any subsequent default or non-performance, and no waiver of any kind shall be effective unless set forth in writing and signed by the party against whom such waiver is to be charged.

     3.10    Further  Assurances.  Each  party  covenants that at any time, and
             -------------------
from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Farmout Agreement, including without limitation the incorporated-by-reference Accord and Letter Agreement.

     3.11   Expenses. Unless otherwise specifically set forth to the contrary in
            --------
     this Farmout Agreement or in the attached Accord and Letter Agreement, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Farmout Agreement and the Closing of the transactions contemplated hereby, shall be borne solely and entirely by the party which has incurred the same.

     3.12   Jurisdiction. The provisions of paragraph 9 of the Letter Agreement
            ------------
     shall be applicable and shall control as to the interpretation of this Farmout Agreement and as to the exclusive venue and jurisdiction applicable in any dispute which may arise hereunder.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Farmout Agreement to be executed effective as of the day and year first above written.

                                     US  Oil  Corporation


                                     By:
                                          --------------------------------------
                                          /s/ Dinesh Shukla, President


                                     SCS Corporation

                                     By:
                                          --------------------------------------
                                          /s/ Neil Moore, Director and President


                                     By:
                                          --------------------------------------
                                          /s/ Kent Watts, Director